Exhibit 21

FuelCell Energy, Inc.

Subsidiaries of the Registrant

Entity Name	State / Country of Incorporation
Allen Place FC, LLC *	Connecticut
Bakersfield Fuel Cell 1, LLC *	Delaware
Bridgeport Fuel Cell, LLC *	Virginia
BRT Fuel Cell, LLC *	New York
Central CA Fuel Cell 2, LLC *	Delaware
Central CT Fuel Cell 1, LLC *	Connecticut
CR Fuel Cell, LLC *	New York
Derby Fuel Cell, LLC *	Connecticut
DFC ERG CT, LLC *	Connecticut
Eastern Connecticut Fuel Cell Properties, LLC *	Connecticut
Farmingdale Fuel Cell, LLC *	New York
FCE FuelCell Energy Ltd. *	Canada
FCE Korea Ltd. *	South Korea
FuelCell Energy EU B.V *.	Netherlands
FuelCell Energy Finance Holdco, LLC *	Delaware
FuelCell Energy Finance, LLC *	Connecticut
FuelCell Energy Finance II, LLC *	Connecticut
FuelCell Energy Opco Finance 1, LLC *	Delaware
FuelCell Energy RNG, LLC *	Delaware
FuelCell Energy Solutions GmbH *	Germany
FuelCell Energy Spain, S.L. *	Spain
FuelCell YT Holdco, LLC *	Delaware
Groton Fuel Cell 1, LLC *	Connecticut
Groton Station Fuel Cell Holdco, LLC *	Delaware
Groton Station Fuel Cell, LLC *	Connecticut
Homestead Fuel Cell 1, LLC *	Connecticut
Long Beach Trigen, LLC *	Delaware
New Britain Renewable Energy, LLC *	Delaware
Riverside Fuel Cell, LLC *	Delaware
San Bernardino Fuel Cell, LLC *	Delaware
SCEF1 Fuel Cell, LLC *	Connecticut
SCEF2 Fuel Cell, LLC *	Connecticut
SCEF3 Fuel Cell, LLC *	Connecticut
SRJFC, LLC *	Delaware
TRS Fuel Cell, LLC *	Connecticut
UCI Fuel Cell, LLC *	Delaware
Versa Power Systems, Inc. *	Delaware
Versa Power Systems Ltd. *	Canada
Yaphank Fuel Cell Park, LLC *	New York
YTBFC Holdco, LLC *	Delaware

* These entities are wholly-owned (direct or indirect) subsidiaries of FuelCell Energy, Inc.